UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2015

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Today, one of the Company’s competitors announced significant reductions in the performance of their Health Insurance Marketplace business.  In light of this, the Company would like to reiterate its 2015 diluted earnings per share guidance of $2.84 to $2.90 (excluding Health Net merger related costs).  The Company's Health Insurance Marketplace (HIM) business, primarily focused on individuals below 250% of the federal poverty level, continues to perform in line with expectations.  At September 30, 2015, the Company had payables associated with its HIM business of $77 million for the risk adjustment, $31 million for the risk corridor and $14 million for the minimum medical loss ratio.
The Company followed a consistent methodology for HIM pricing for 2016 as we did for 2014 and 2015 and continue to maintain a tailored network for this product with a focus on meeting the needs of individuals that are eligible for subsidy.
Cautionary Statement Regarding Forward-Looking Statements

The information provided in this filing contains forward-looking statements that relate to future events and future financial performance of Centene. Subsequent events and developments may cause the Company's estimates to change. The Company disclaims any obligation to update this forward-looking financial information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's, Health Net's, or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results may differ from projections or estimates due to a variety of important factors, including Centene's or Health Net's ability to accurately predict and effectively manage health benefits and other operating expenses and reserves; competition; membership and revenue projections; timing of regulatory contract approval; changes in healthcare practices; changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act and any regulations enacted thereunder; changes in expected contract start dates; changes in expected closing dates, estimated purchase price and accretion for acquisitions. including our proposed merger with Health Net (Proposed Merger); inflation; foreign currency fluctuations; provider and state contract changes; new technologies; advances in medicine; reduction in provider payments by governmental payors; major epidemics; disasters and numerous other factors affecting the delivery and cost of healthcare; the expiration, cancellation or suspension of our or Health Net's managed care contracts by federal or state governments (including but not limited to Medicare and Medicaid); the outcome of our or Health Net's pending legal proceedings; availability of debt and equity financing, on terms that are favorable to us; and changes in economic, political and market conditions; the ultimate closing date of the Proposed Merger; the possibility that the expected synergies and value creation from the Proposed Merger will not be realized, or will not be realized with the expected time period; the risk that acquired businesses will not be integrated successfully; disruption from the Proposed Merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs related to the Proposed Merger will be incurred; the possibility that the Proposed Merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions thereto; and the risk that financing for the Proposed Merger may not be available on favorable terms as well as those factors disclosed in the Company's publicly filed documents.
This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	November 19, 2015	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer